Exhibit 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

~ Quarterly Revenues and Non-GAAP Earnings Per Share Exceed Consensus; Annual Revenues up 14% and Non-GAAP Earnings Per Share up 64%; Company’s 2011 Guidance Midpoint Reflects 14% Growth~

Saint Louis – March 3, 2011 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter and year ended December 31, 2010.

Financial Highlights

For the fourth quarter ended December 31, 2010:

▪	Revenues increased 18% to $55.9 million from $47.4 million for the fourth quarter 2009;
▪	Services revenue increased 13% to $46.8 million from $41.3 million for the fourth quarter 2009;
▪	Earnings per share results on a fully diluted basis increased to $0.05 for the fourth quarter 2010 from $0.02 for the fourth quarter 2009;
▪	Non-GAAP earnings per share results (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased 70% to $0.17 from $0.10 for the fourth quarter 2009;
▪	EBITDAS (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) increased 59% to $8.3 million for the fourth quarter 2010 from $5.2 million the fourth quarter 2009; and
▪	Net income increased to $1.3 million for the fourth quarter 2010 compared to $0.6 million for the fourth quarter 2009.

For the year ended December 31, 2010:

▪	Revenues increased 14% to $215.0 million from $188.2 million for 2009;
▪	Services revenue increased 11% to $185.2 million from $166.4 million for 2009;
▪	Organic services revenue growth was 6.0% on a trailing four quarters basis for 2010 compared to a negative 16.4% for 2009;
▪	Earnings per share results on a fully diluted basis increased to $0.23 for 2010 from $0.05 for 2009;
▪	Non-GAAP earnings per share results (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased 64% to $0.59 from $0.36 per share for 2009;
▪	EBITDAS (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) increased 55% to $28.1 million for 2010 from $18.1 million for 2009;
▪	Net income increased to $6.5 million for 2010 from $1.5 million for 2009;
▪
The Company continued to generate strong operating cash flow resulting in $26.3 million in cash, cash equivalents and investments as of December 31, 2010 after repurchasing 1.6 million shares of its stock during 2010 at a cost of $14.7 million; and

▪	Since the stock repurchase program’s inception in 2008, the Company has repurchased 6.1 million shares at a cost of $42.2 million.

“We’re pleased with our fourth quarter and full year performance as well as the momentum we have headed into 2011,” said Jeff Davis, Perficient’s chief executive officer and president. “We see confidence returning to the IT spending market and we’re well-positioned to realize several years of solid revenue and earnings growth. We intend to continue to augment our organic growth with accretive M&A to scale quickly in the years ahead. Perficient is poised for great things.”

“Perficient is beginning to benefit from meaningful operating leverage and while we expect revenue to increase substantially in the years ahead, we expect earnings to accelerate at an even faster rate,” said Paul Martin, Perficient’s chief financial officer.

Other Highlights

Among other recent and 2010 achievements, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including:  Avaya, Blue Cross Blue Shield Massachusetts, Blue Cross Blue Shield Michigan, Comerica, Cricket Communications, Franklin Templeton, Great Plains Energy, Lexmark, Premier, Volkswagen of America, Western Reserve Group and many others;

-- Received honors including being named as the sole recipient of IBM’s 2011 Lotus Distinguished Partner of the Year award; IBM’s 2010 Warehouse Pack Partner of the Year award, Microsoft’s 2010 Public Sector Health Provider Partner of the Year award; IBM’s 2010 Smarter Decision Management award; and the 2010 Alcatel-Lucent  Enterprise North American Partner of the Year award;

-- Expanded its Board of Directors through the appointments of Edward L. Glotzbach and James R. Kackley as independent directors; and

-- Completed the acquisitions of Kerdock Consulting, LLC, an Oracle business intelligence and enterprise performance management consulting firm and speakTECH, an interactive design firm and Microsoft National Systems Integrator partner with approximately $24 million in combined annual revenues.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its first quarter 2011 services and software revenue, including reimbursed expenses, to be in the range of $55 million to $59 million, comprised of $51.5 million to $54.0 million of revenue from services including reimbursed expenses and $3.5 million to $5.0 million of revenue from sales of software. The midpoint of first quarter 2011 guidance represents growth of 17% over first quarter 2010 revenue.

The Company is issuing a full-year revenue guidance range of $235 million to $255 million and 2011 non-GAAP earnings per share guidance range of $0.70 to $0.80.

Conference Call Details
Perficient will host a conference call regarding fourth quarter and full year 2010 financial results today at 11:00 a.m. Eastern.

WHAT: Perficient Fourth Quarter and Full Year 2010 Results
WHEN: Thursday, March 3, 2011, at 11:00 a.m. Eastern
CONFERENCE CALL NUMBERS: 800-329-9097 (U.S. and Canada) 617-614-4929 (International)
PARTICIPANT PASSCODE: 71207152
REPLAY TIMES: Thursday, March 3, 2011, at 1:00 p.m. Eastern, through Thursday, March 10, 2011
REPLAY NUMBER: 888-286-8010 (U.S. and  Canada) 617-801-6888 (International)
REPLAY PASSCODE: 39939547

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2011.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2010.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenues
Services	$46,848	$41,346	$185,173	$166,397
Software and hardware	6,937	4,213	20,556	12,968
Reimbursable expenses	2,144	1,881	9,223	8,785
Total revenues	55,929	47,440	214,952	188,150

Cost of revenues
Project personnel costs	29,765	27,137	117,089	112,195
Software and hardware costs	6,091	3,854	18,108	11,641
Reimbursable expenses	2,144	1,881	9,223	8,785
Other project related expenses	1,436	1,565	5,550	4,514
Stock compensation	548	569	2,215	2,682
Total cost of revenues	39,984	35,006	152,185	139,817

Gross margin	15,945	12,434	62,767	48,333

Selling, general and administrative	8,189	7,768	36,843	32,876
Stock compensation	2,756	1,861	8,634	7,166
	5,000	2,805	17,290	8,291

Depreciation	263	240	830	1,483
Amortization	965	1,028	3,954	4,267
Acquisition costs	587	-	993	-
Income from operations	3,185	1,537	11,513	2,541

Net interest income	56	5	163	209
Net other income	30	6	72	260
Income before income taxes	3,271	1,548	11,748	3,010
Provision for income taxes	1,963	919	5,268	1,547
Net income	$1,308	$629	$6,480	$1,463

Basic net income per share	$0.05	$0.02	$0.24	$0.05

Diluted net income per share	$0.05	$0.02	$0.23	$0.05

Shares used in computing basic
net income per share	26,630	26,860	26,856	27,538
Shares used in computing diluted
net income per share	28,155	28,202	28,304	28,558

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$12,707	$17,975
Short-term investments	11,301	6,327
Total cash, cash equivalents and short-term investments	24,008	24,302
Accounts receivable, net	48,496	38,244
Prepaid expenses	1,270	1,258
Other current assets	2,584	1,534
Total current assets	76,358	65,338
Long-term investments	2,254	3,652
Property and equipment, net	2,355	1,278
Goodwill	115,227	104,168
Intangible assets, net	8,829	7,605
Other non-current assets	2,655	2,769
Total assets	$207,678	$184,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,072	$3,657
Other current liabilities	22,654	11,476
Total current liabilities	28,726	15,133
Other non-current liabilities	1,788	1,329
Total liabilities	30,514	16,462

Stockholders' equity:
Common stock	33	32
Additional paid-in capital	224,966	208,003
Accumulated other comprehensive loss	(225)	(273)
Treasury stock	(42,205)	(27,529)
Accumulated deficit	(5,405)	(11,885)
Total stockholders' equity	177,164	168,348
Total liabilities and stockholders' equity	$207,678	$184,810

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management. Specifically, non-GAAP net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purpose of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purpose of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purpose of calculating non-GAAP net income and non-GAAP net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisition events and are inconsistent in amount and frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP Net Income	$1,308	$629	$6,480	$1,463
Additions:
Provision for income taxes	1,963	919	5,268	1,547
Amortization	965	1,028	3,954	4,267
Acquisition costs	587	-	993	-
Adjustment to fair value of contingent consideration	11	-	(4)	-
Stock compensation	3,304	2,430	10,849	9,848
Non-GAAP Adjusted Net Income Before Tax	8,138	5,006	27,540	17,125
Income tax for non-GAAP items (1)	(3,271)	(2,143)	(10,768)	(6,747)
Non-GAAP Net Income	$4,867	$2,863	$16,772	$10,378

GAAP Net Income Per Share (diluted)	$0.05	$0.02	$0.23	$0.05
Non-GAAP Net Income Per Share (diluted)	$0.17	$0.10	$0.59	$0.36
Shares used in computing GAAP and Non-GAAP Net Income Per Share (diluted)	28,155	28,202	28,304	28,558

(1) The estimated non-GAAP effective tax rate of 40.2% and 42.8% for the three months ended December 31, 2010 and 2009, respectively, and 39.1% and 39.4% for the year ended December 31, 2010 and 2009, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP Net Income	$1,308	$629	$6,480	$1,463
Additions:
Provision for income taxes	1,963	919	5,268	1,547
Net other income	(30)	(6)	(72)	(260)
Net interest income	(56)	(5)	(163)	(209)
Amortization	965	1,028	3,954	4,267
Depreciation	263	240	830	1,483
Acquisition costs	587	-	993	-
Stock compensation	3,304	2,430	10,849	9,848
EBITDAS (1)	$8,304	$5,235	$28,139	$18,139

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.